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                                                                     EXHIBIT 4.1



                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      THE BANK OF NEW YORK COMPANY, INC.

               Under Section 807 of the Business Corporation Law


     The undersigned, being Chairman and Chief Executive Officer and Assistant Secretary of The Bank of New York Company, Inc., a New York Corporation, hereby certify that:

     1. The name of the Corporation is The Bank of New York Company, Inc., and the name under which it was formed was The B. N. Y. Company, Inc.

     2. The certificate of incorporation of the Corporation was filed by the Department of State on July 9, 1968.

     3. The text of article FOURTH of the certificate of incorporation of the Corporation is hereby amended to increase the authorized Common Stock (par value $7.50 per share) from 1,600,000,000 to 2,400,000,000 shares, additionally the corporation will amend its service of process address.

     4. The Restated Certificate of Incorporation was authorized by vote of the Board of Directors followed by the affirmative vote of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders.

     As so amended and restated, the Certificate of Incorporation of the Corporation will read as follows:

     FIRST:   The name of the Corporation is The Bank of New York Company, Inc.

     SECOND:  The purposes for which the Corporation is formed are:

          1.  To engage in and carry on the business of a bank holding company.

          2. To acquire, hold, create interests in, or dispose of real or personal property, tangible or intangible, of any kind in any manner.

     THIRD:   The office of the Corporation in the State of New York is located in the City and County of New York.

     FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is two billionfour hundred ten million (2,410,000,000) of which two billion
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four hundred million (2,400,000,000) shares (par value $7.50 per share) shall be designated as Common Stock; five million (5,000,000) shares, without par value, shall be designated as Preferred Stock; and five million (5,000,000) shares (par value $2.00 per share) shall be designated as Class A Preferred Stock.

     The rights, preferences and limitations of said classes of stock are as follows:

          1. Shares of the Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the following:

               (a) The distinctive serial designation of such series which shall distinguish it from other series;

               (b) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

               (c) The annual dividend rate (or method of determining such rate) for shares of such series and the date or dates upon which such dividends shall be payable;

               (d) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

               (e) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (f) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

               (g) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;
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               (h)  The period or periods within which and the terms and
conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of Preferred Stock, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

               (i) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share; and

               (j) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

          2. All shares of Preferred Stock (a) shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (b) shall be of equal rank, regardless of series, and (c) shall be identical in all respects except as provided in paragraph 1 above. The shares of any one series of the Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

          3. Shares of the Class A Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Class A Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the following:

               (a) The distinctive serial designation of such series which shall distinguish it from other series;

               (b) The number of shares included in such series, which number may be increased or decreased from time to time

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unless otherwise provided by the Board of Directors in creating the series;

               (c) The annual dividend rate (or method of determining such rate) for shares of such series and the date or dates upon which such dividends shall be payable;

               (d) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

               (e) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (f) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

               (g) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

               (h) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of Class A Preferred Stock, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

               (i) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share; and

               (j) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

          4. All shares of Class A Preferred Stock (a) shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (b) shall regardless

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of series be of equal rank with the Preferred Stock, and (c) shall be identical in all respects except as provided in paragraph 3 above. The shares of any one series of the Class A Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of all series of the Class A Preferred Stock shall share ratably with all other shares of Class A Preferred Stock and all shares of Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. All shares of Class A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Class A Preferred Stock undesignated as to series.

          5. Except as otherwise provided by the Board of Directors in accordance with paragraph 1 or 3 above in respect of any series of the Preferred Stock or the Class A Preferred Stock, and except as otherwise required by law, all voting rights of the Corporation shall be vested exclusively in the holders of the shares of Common Stock who shall be entitled to one vote per share.

               I. Terms of Series of Preferred Stock
               ----------------------------------

          (a)  Participating Preferred Stock
               -----------------------------

               (i)  Designation. The designation of the series of Preferred
                    -----------
Stock created by this resolution shall be "Participating Preferred Stock," without par value (hereinafter called this "Series"), and the number of shares constituting this Series is Three Hundred Fifty Thousand (350,000). Shares of this Series shall have a stated value of $200,000 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the Business Corporation Law of the State of New York stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

               (ii) Dividends. (A) Dividends on each share or fraction of a
                    ---------
share of this Series shall be payable, when and as declared by the Board of Directors or by a committee of said Board of Directors duly authorized by said Board of Directors to declare such dividends, on each date that dividends (other than dividends payable in capital stock of the Corporation) are payable on capital stock comprising part of the Reference Package (as defined in paragraph
(B) of this Section (ii)), in an amount per whole
share of this Series equal to the aggregate amount of dividends (other than dividends payable in capital stock of the Corporation) that would be payable on such date to a holder of the Reference Package. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 50 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by a committee of said Board of Directors duly authorized to fix such date. Dividends on account of arrears for any past dividend payment dates may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by a committee of said Board of Directors duly authorized to fix such date. Dividends on each share of this Series or fraction of such share shall be cumulative from the date such share or fraction of a share is originally issued; provided that any such share or fraction originally issued
                   --------
after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date. For purposes of this paragraph (A), any redemption, purchase or other acquisition of any capital stock for any consideration by the Corporation pro rata or by lot from the holders thereof shall be deemed to be a dividend on such capital stock.

                    (B) The term "Reference Package" shall initially mean 1,000 shares of Common Stock, par value $7.50 per share ("Common Stock"), of the Corporation. In the event the Corporation shall at any time after the Separation Date (as defined in the Rights Agreement, dated as of December 10, 1985 and amended as of June 13, 1989, April 30, 1993 and March 8, 1994 (as so amended and as such may be further amended from time to time, the "Rights Agreement"), between the Corporation and The Bank of New York, as Rights Agent) (1) declare or pay a dividend on any capital stock comprising part of the Reference Package payable in capital stock, (2) subdivide any capital stock comprising part of the Reference Package, (3) combine any capital stock comprising part of the Reference Package into a smaller number of shares or (4) issue in a reclassification, merger or consolidation any shares of capital stock in respect of or in lieu of any existing capital stock comprising part of the Reference Package, then and in each such case the Reference Package after such event shall be the capital stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

                    (C) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                      (D) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

               (iii)  Redemption. (A) The shares of this Series shall be
                      ----------
redeemable at the option of the Corporation, as a whole or in part, at any time or from time to time after the date which is two years following the Separation Date referred to in paragraph (B) of Section (ii), at a redemption price equal to the liquidation value per share of this Series at such time, calculated pursuant to paragraph (A) of Section (vi).

                      (B) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed and the method for selection of those shares shall be as determined by the Board of Directors.

                      (C) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                    (D) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                    (E) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                    (F) Notwithstanding the foregoing provisions of this Section (iii), if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall
                                   --------  -------
not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

               (iv) Conversion or Exchange. The holders of shares of this Series
                    ----------------------
shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

               (v)  Voting. The shares of this Series shall not have any voting
                    ------
powers either general or special, except that

                    (A) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Amendment or any similar document relating to any series of Preferred Stock) so as to affect adversely the preferences, rights, powers or privileges of this Series; provided, however,
                                                              --------  -------
that an increase in the authorized number of shares of the class of Preferred Stock or the authorization, creation or issue, or increase in the authorized amount, of any class or series of capital stock of the Corporation ranking on a parity with the shares of this Series either as to dividends or upon liquidation, or both, shall not be deemed to affect adversely the preferences, rights, powers or privileges of this Series.

                    (B) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

                    (C) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the sale, lease or conveyance of all or substantially all the property or business of the Corporation or the merger or consolidation of the Corporation into or with any other corporation; provided, however, that no such vote or consent of the holders of
             --------  -------
shares of this Series and such other series of Preferred Stock, voting as a class without regard to series, shall be required for the merger or consolidation of another corporation into or with the Corporation if none of the preferences, rights, powers or privileges of this Series or such other series of Preferred Stock or the holders thereof will be adversely affected thereby and there shall not be authorized or outstanding after such merger or consolidation any class of stock or other securities (except such stock or securities of the Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation) ranking prior to the shares of this Series and such other series of Preferred Stock as to dividends or upon liquidation;

                    (D) If at the time of any annual meeting of shareholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Whenever all arrears in dividends on the Preferred Stock then outstanding shall have been and dividends for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of such Preferred Stock to elect such additional directors (herein called a "Preferred Director"), shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends) and the terms of office of all persons elected as directors by the holders of such Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the shareholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (1) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (2)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (2) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or at a meeting of holders of shares of Preferred Stock called for the purpose. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accumulated dividends upon this Series shall be equivalent to or greater than the sum of the dividend amounts payable on the preceding six dividend payment dates or whenever the amount of accrued dividends upon any other series of the Preferred Stock shall be equivalent to six full quarterly-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accumulated dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

          Whenever holders of this Series vote as a class with holders of other series of Preferred Stock, the vote per share of all such series of Preferred Stock will be computed on the basis of one vote for each $50.00 of liquidation value.

               (vi) Liquidation Rights. (A) Upon the dissolution, liquidation or
                    ------------------
winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $200,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accumulated and unpaid thereon to the date of final distribution.

                    (B) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (vi), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                    (C) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (A) of this Section (vi), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                    (D) Unless the dissolution, liquidation or winding up of the Corporation, the holders of shares of this

Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to paragraph (A) of this Section (vi) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to this Series.

               (vii) For purposes of this Series any stock of any class or classes of the Corporation shall be deemed to rank:

                      (A) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                      (B) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                      (C) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

          (b)  8.60% Cumulative Preferred Stock
               --------------------------------

               (i)  Designation. The designation of the series of Preferred
                    -----------
Stock created by this resolution shall be "8.60% Cumulative Preferred Stock" without par value (hereinafter called this "Series"), and the number of shares constituting this Series is 184,000. Shares of this Series shall have a stated value of $625 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation, or a duly authorized committee of said Board, and by the filing of a certificate pursuant to the provisions of the Business Corporation Law of the State of New York stating that such reduction has been so authorized, but the number of authorized shares of this Series may not be increased.

               (ii) (A) Dividends. Dividend rates on the shares of this Series
                        ---------
shall be: (1) for the period (the "Initial

Dividend Period") from the original issue date to and including the day next preceding March 1, 1993, a rate of 8.60% per annum and (2) for each quarterly dividend period thereafter, which dividend periods ("Dividend Periods") shall commence on March 1, June 1, September 1 and December 1 in each year and shall end on and include the day next preceding the first day of the next Dividend Period, a rate of 8.60% per annum of the stated value thereof. Such dividends shall be cumulative from the date of original issue of the shares of this Series and shall be payable, when and as declared by the Board of Directors, or by a duly authorized committee of said Board, on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1993. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 50 days preceding the payment date thereof, as shall be fixed by the Board of Directors, or by a duly authorized committee of said Board. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board, or by any such committee.

                    (B) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends then due to be paid have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                    (C) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (B) of this Section (ii)) shall be declared or paid or set aside for payment or other distribution, declared or made upon the Common

Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid for all past dividend payment periods.

                    (D) Dividends payable on each share of the Series for each Dividend Period shall be computed by dividing the per annum dividend by four. Dividends payable on the shares of this Series for any period less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

               (iii) Redemption. (A) The shares of this Series shall not be
                     ----------
redeemable prior to December 1, 1997. On and after December 1, 1997, the Corporation, at its option, may redeem the shares of this Series, as a whole or in part, at any time or from time to time at a redemption price equal to $625 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

                    (B) Notwithstanding the foregoing provisions of this Section (iii), if the full dividends, including accumulations, on the shares of this Series and the full dividends, including any accumulated dividend, on the shares of all other Preferred Stock of the Corporation ranking, as to dividends, on a parity with or senior to the shares of this Series have not been paid or contemporaneously declared and paid, no shares of this Series or the shares of such other class or series of Preferred Stock shall be redeemed pursuant to Section (iii) (A) unless all outstanding shares of this Series and all outstanding shares of such other class or series of Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent
                         --------  -------
the purchase or acquisition of shares of this Series or of shares of such other class or series of Preferred Stock by conversion into or exchange for shares of the Corporation ranking junior to the shares of this Series and the shares of such other class or series of Preferred Stock as to dividends and upon liquidation.

                    (C) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined on a pro rata basis as may be determined by the Board of Directors of
                --- ----
the Corporation or by duly an authorized committee thereof or by any other method as may be determined by the Board of Directors of the Corporation or by any duly authorized committee thereof in its sole discretion to be fair and equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the shares of this Series are listed.

                    (D) In the event the Corporation shall redeem shares of this Series, notice of such redemption (a "Notice of Redemption") shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares of this Series to be redeemed as they appear on the stock register of the Corporation on the 7th day preceding the date of such Notice of Redemption, at such holder's address as the same appears on such stock register. Each such notice shall state: (1) the redemption date; (2) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price (specifying the amount of accrued and unpaid dividends to be included therein); (4) the place or places (which shall be in The City of New
York) where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                    (E) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board or a committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof, provided,
                                                                       --------
however, that the Corporation may require payment of a sum sufficient to cover
-------
any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                    (F) Any of the shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or any duly authorized committee thereof.

               (iv) Conversion or Exchange. The holders of shares of this Series
                    ----------------------
shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

               (v) Voting. The shares of this Series shall not have any voting
                   ------
powers either general or special, except that

                   (A) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Corporation or of any certificate amendatory thereof or supplemental thereto (including any Certificates of Amendment or any similar document relating to any series of Preferred Stock) so as to affect adversely the preferences, rights, powers or privileges of this Series. For purposes of this provision, an increase in the authorized number of shares of the class of Preferred Stock or the authorization, creation or issue, or increase in the authorized amount, of any class or series of capital stock of the Corporation ranking on a parity with the shares of this Series either as to dividends or upon liquidation, or both, shall not be deemed to affect adversely the preferences, rights, powers or privileges of this Series.

                    (B) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

                    (C) If at the time of any annual meeting of shareholders for the election of directors a default in preference dividends on any series of Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock of any series. Whenever all arrears in dividends on the Preferred Stock then outstanding shall have been and dividends for the current quarterly dividend period shall have been, paid or declared and set apart for payment, then the right of the holders of such Preferred Stock to elect such additional directors (herein called a "Preferred Director"), shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends) and the terms of office of all persons elected as directors by the holders of such Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, at a meeting of the shareholders or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (1) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (2)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (2) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, at the same meeting at which such removal shall be voted or at a meeting of holders of shares of Preferred Stock called for the purpose. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

               Whenever holders of shares of this Series vote as a class with holders of other series of Preferred Stock, the vote per share of all such series of Preferred Stock will be computed on the basis of one vote for each $625.00 of liquidation value.

               (vi) Liquidation Rights. (A) Upon the dissolution, liquidation or
                    ------------------
winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $625 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accumulated and unpaid thereon to the date of final distribution.

                    (B) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (vi), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                    (C) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (A) of this Section (vi), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                    (D) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to paragraph (A) of this Section (vi) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to this Series.

                    (E) Neither the consolidation nor merger of the Corporation into or with another corporation or corporations, nor the sale, lease or exchange (for cash, shares of equity stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section (vi).

               (vii) For purposes of this Series any stock of any class or classes of capital stock of the Corporation, or any series of shares of any such class, shall be deemed to rank:

               (A) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

               (B) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

               (C) junior to shares of this Series, either as to dividends or upon liquidation, if such class or classes or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes or series.


          II.  Terms of Series of Class A Preferred Stock
               ------------------------------------------

          (a)  7.75% Cumulative Convertible Preferred Stock
               --------------------------------------------

                (i)  Designation. The designation of the series of preferred
                     -----------
stock created by this resolution shall be "7.75% Cumulative Convertible Preferred Stock", par value $2.00 per share (the "Preferred Stock"), and the number of shares constituting Preferred Stock shall be 1,150,000. Such number of shares may be decreased by resolution duly adopted by the Board of Directors; provided, that no decrease shall reduce the number of shares of Preferred Stock
--------
to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Preferred Stock. The Preferred Stock shall rank senior to the Corporation's Common Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up.

                (ii) Dividends. (A) For purposes of this Section (ii), each
                     ---------
January 1, April 1, July 1, and October 1 on which any share of Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." Commencing on the Dividend Payment Date next succeeding the date of original issuance of the Preferred Stock (such date of original issuance, the "Original Issue Date"), the holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative dividends at the rate of $1.9375 per year on each share of Preferred Stock and no more, except that the dividend with respect to the initial dividend period shall be determined as provided in paragraph (B) of this Section (ii).

                    (B) (1) If the Original Issue Date occurs subsequent to the record date (a "Series B Record Date") for a dividend payment in respect of the Series B 7.75% Cumulative Convertible Preferred Stock, par value $2.00 per share (the "Series B Preferred Stock"), of National Community Banks, Inc. ("NCB") and prior to the corresponding dividend payment date (a "Series B Dividend Payment Date"), holders of shares of Preferred Stock who were holders of record of shares of Series B Preferred Stock on such Series B Record Date shall be entitled to receive, commencing on the Dividend Payment Date next succeeding the Original Issue Date, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, an amount per share of Preferred Stock equal to the sum of (aa) the excess, if any, of (y) the amount of dividends that would have accrued on a share of Series B Preferred Stock from the first day of the dividend period for the Series B Preferred Stock in which the Original Issue Date occurs to the Series B Dividend Payment Date immediately succeeding the Original Issue Date over (z) the amount of dividends declared and paid or set aside for payment on a share of Series B Preferred Stock on the Series B Dividend Payment Date immediately succeeding the Original Issue Date and (bb) the amount of dividends accrued and unpaid, if any, on a share of Series B Preferred Stock as of the close of business on the Series B Dividend Payment Date immediately preceding the Original Issue Date, and such dividend shall be cumulative from such date for all purposes hereof.

                    (2) If the Original Issue Date occurs after a Series B Dividend Payment Date and prior to the record date for the immediately succeeding Series B Dividend Payment Date, holders of shares of Preferred Stock shall be entitled to receive, commencing on the Dividend Payment Date immediately succeeding the Original Issue Date, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, an amount per share of Preferred Stock equal to the sum of (aa) the amount of dividends that would have accrued on a share of Series B Preferred Stock from the first day of the dividend period for the Series B Preferred Stock in which the Original Issue Date occurs to the Series B Dividend Payment Date immediately succeeding the Original Issue Date and (bb) the amount of dividends accrued and unpaid, if any, on a share of Series B Preferred Stock as of the close of business on the Series B Dividend Payment Date immediately preceding the Original Issue Date, and such dividend shall be cumulative from such date for all purposes hereof.

                    (C) The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 45 days prior to the date fixed for the payment thereof.

                    (D) On each Dividend Payment Date all dividends which shall have accrued on each share of Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due". Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Preferred Stock with respect of which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                    (E) If there shall be outstanding shares of any class or series of preferred stock of the Corporation ranking junior to or on parity with the Preferred Stock as to dividends, no full dividends shall be declared or paid or set apart for payment on any such other class or series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or are past due on the shares of the Preferred Stock and on any other class or series of preferred stock ranking on a parity as to dividends with the Preferred Stock all dividends declared on all outstanding shares of the Preferred Stock and shares of such other class or series of preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Preferred Stock and such other preferred stock to the date of such dividend payment bear to each other. Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or securities, in excess of full cumulative dividends, as herein provided, on the Preferred Stock.

                    (F) So long as any shares of Preferred Stock are outstanding, no dividend (other than (1) a dividend or distribution in Common Stock or in any other stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up, (2) dividends or distributions of the Corporation's preferred stock purchase rights (the "Rights"), the terms of which are set forth in the Rights Agreement, dated as of

December 10, 1985 and amended as of June 13, 1989, April 30, 1993 and March 8, 1994 (as so amended and as amended from time to time, the "Rights Agreement"), between the Corporation and The Bank of New York, as Rights Agent or (3) the issuance of such Rights in connection with the issuance of any other capital stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends and upon liquidation, dissolution or winding up and other than as provided in paragraph (E) of this Section (ii)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to, or on a parity with, the Preferred Stock as to dividends or upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except for conversion of such junior or parity stock into, or exchange of such junior or parity stock for, stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution, or winding up, and except for the redemption of the Rights at their current redemption price) unless, in each case, the full cumulative dividends on all outstanding shares of the Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods.

               (G) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (F) of this Section (ii), purchase or otherwise acquire such shares at such time and in such manner; provided, however, that this paragraph shall not prohibit the
             --------  -------
acquisition of shares of stock of the Corporation which have been pledged to the Corporation or any subsidiary of the Corporation for a bona fide debt.

               (H) Dividends payable on each share of the Preferred Stock for each full dividend period shall be computed by dividing the per annum dividend by four. Dividends payable on the shares of the Preferred Stock for any period less than a full dividend period, other than the initial dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          (iii)  General, Class and Series Voting Rights. Except as provided
                 ---------------------------------------
in this Section (iii) and in Section (iv) hereof or as otherwise from time to time required by applicable law, the Preferred Stock shall have no voting rights.

               (A) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred Stock and all other classes and series of preferred stock of the Corporation ranking on a parity with shares of the Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which holders of shares of the Preferred Stock and such other classes and series of Preferred Stock of the Corporation shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issuance of, or reclassification of any authorized stock of the Corporation into, or creation, authorization or issuance of any obligation or security convertible into or evidencing a right to purchase any shares of, or increase in the authorized or issued amount of, any class or series of stock (including any class or series of preferred stock) ranking prior (as that term is hereinafter defined in this Section (iii)) to the Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

               (B) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred Stock, and any one or more classes or series of preferred stock of the Corporation similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such classes or series of preferred stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (or any certificate amendatory thereof or supplemental thereto providing for the capital stock of the Corporation including, without limitation, this Certificate) which would adversely affect the preferences, rights, powers or privileges of holders of shares of the Preferred Stock and such other classes or series of preferred stock of the Corporation. Any increase in the amount of authorized Preferred Stock or the creation and issuance of other classes or series of preferred stock ranking on a parity with or junior to the Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up shall not be deemed to affect adversely the rights of the holders of shares of Preferred Stock.

          The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

          Any class or classes of stock of the Corporation shall be deemed to rank:

                    (1) prior to the Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock; and

                    (2) on a parity with the Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class of stock and the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

               Whenever holders of shares of the Preferred Stock vote as a class with holders of other classes or series of preferred stock of the Corporation, the vote per share of all such classes or series of preferred stock of the Corporation will be computed on the basis of one vote for each $25.00 of liquidation value.

               (iv) Default Voting Rights. Whenever at any time or times,
                    ---------------------
dividends payable on the shares of Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Preferred Stock at the time outstanding, the holders of the outstanding shares of Preferred Stock shall have the exclusive right (voting separately as a class together with holders of shares of any one or more other classes or series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) to elect two directors of the Corporation at the Corporation's next annual meeting of shareholders and at each subsequent annual meeting of shareholders. At elections for such directors, each holder of Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Preferred Stock (either alone or together with the holders of shares of any one or more other classes or series of preferred stock ranking on such a parity) as hereinafter set forth. The right of holders of Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other classes or series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

               Each director elected by the holders of shares of Preferred Stock shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term such arrearage shall cease to exist. If the office of any director elected by the holders of Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders of Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Preferred Stock as provided in this Section (iv) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (iv).

               The shares of Preferred Stock shall be deemed to be shares of a series of the same class of preferred stock as each series of preferred stock, without par value, outstanding on the Original Issue Date with respect to determining holders of preferred stock entitled to vote under any provision of any such series of preferred stock, without par value.

               (v)  Redemption.  (A)  The shares of Preferred Stock are not
                    ----------
redeemable prior to July 1, 1996. At any time on or after such date, the shares of Preferred Stock are redeemable, in whole or in part, at the option of the Corporation, during the twelve-month periods commencing on July 1 of the years indicated below at the following redemption prices per share of Preferred Stock, plus accrued and unpaid dividends thereon to the date fixed for redemption:

                    Redemption                        Redemption
     Year              Price          Year              Price
     ----           ----------        ----           ----------

     1996             $26.16          2000           $25.39

     1997              25.97          2001            25.19

     1998              25.78          2002 and        25.00
                                      thereafter
     1999              25.58

                    (B) In the event the Corporation shall elect to redeem shares of Preferred Stock, the Corporation shall give notice to the holders of record of shares of the Preferred Stock being so redeemed, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the Corporation that said shares are being redeemed, provided that without limiting the obligation of the Corporation hereunder to give the notice provided in this Section (v) (B), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (6) that such holder has the right to convert such shares into a number of shares of Common Stock prior to the close of business on the tenth day preceding such redemption date.

                    (C) In the event that fewer than all the outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation and the shares to be redeemed shall be determined pro rata or by lot as may be determined by the
                             --- ----
Board of Directors of the Corporation or by any other method as may be determined by the Board of Directors of the Corporation in its sole discretion to be equitable provided that such method satisfies any applicable requirements of any securities exchange on which the Preferred Stock is listed.

                    (D) Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of Preferred Stock to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease; provided that, notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section (v) and any holder of shares of Preferred Stock shall, prior to the close of business on the tenth day preceding the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section (vi) then the conversion of such shares to be redeemed shall become effective as provided in Section (vi). Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                    (E) Any shares of Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Class A Preferred Stock, par value $2.00 per share, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                    (F) Notwithstanding the foregoing provisions of this Section (v), if any dividends on Preferred Stock are past due, no shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Preferred Stock; provided, however, that the
                                                 --------  -------
foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock.

               (vi) Conversion.  (A) The holder of any share of Preferred Stock
                    ----------
shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including but not after the close of business on the tenth day preceding the date fixed for such redemption, provided that no default by the Corporation in the payment of the applicable redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption) to convert such share into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $25.00 by the Conversion Price then in effect. The Conversion Price shall initially be $27.08 per share and shall be subject to adjustment as set forth below.

                    (B) In order to exercise the conversion privilege, the holder of shares of Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the Corporation and sufficient to transfer the Preferred Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Corporation ("Conversion Agent") and shall give written notice to the Corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such Conversion Agent to such holder, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Balance certificates will be issued for the remaining shares of Preferred Stock in any case in which fewer than all of the shares of Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Preferred Stock shall have been so surrendered and such notice received by the Corporation as aforesaid, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such persons shall be deemed to have become such holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the Corporation.

                    (C) In the case of any share of Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Preferred Stock and on or prior to the next succeeding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares of Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House or other funds acceptable to the Corporation in an amount equal to the dividend payable on such Dividend Payment Date on the shares of Preferred Stock being surrendered for conversion. The dividend with respect to a share of Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Preferred Stock after such record date and prior to such Dividend Payment Date, and the holder converting such share of Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of

Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                    (D) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Preferred Stock, the Corporation shall pay to the holder of such share of Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to such fraction multiplied by the reported closing sale price (as defined in subparagraph (E)(6) of this Section (vi)) of the Common Stock at the close of business on the day on which such share or shares of Preferred Stock are surrendered for conversion in the manner set forth above, or if such date is not a trading date, on the next succeeding trading date. If more than one certificate representing shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

                    (E) The Conversion Price shall be adjusted from time to time as follows:

                         (1)  In case the Corporation shall pay or make a
dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                         (2)  In case the Corporation shall issue rights or
warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (4) below) of the Common

Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                         (3)  In case outstanding shares of Common Stock shall
be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                         (4)  In case the Corporation shall, by dividend or
otherwise, distribute to all holders of its Common Stock (aa) evidences of its indebtedness, (bb) cash or other assets (including securities, but excluding any rights or warrants referred to in subparagraph (2) above, any regular quarterly dividend payable solely in cash out of retained earnings of the Corporation that may from time to time be fixed by the Board of Directors of the Corporation and any dividend or distribution referred to in subparagraph (1) above) or (cc) any combination thereof, then in each case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (6) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive and shall be described in a statement filed with any Conversion Agent) of the portion of the cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section (vi)) applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however,
                                                           --------  -------
that if and to the extent that the fair market value of such distribution, as so determined by the Board of Directors, shall exceed the retained earnings of the Corporation, then in lieu of adjusting the Conversion Price as provided above with respect to the portion of such distribution which exceeds the Corporation's retained earnings, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert the shares of Preferred Stock into (I) the kind and amount of indebtedness or cash or other assets of the Corporation receivable in such distribution by a holder of the number of shares of Common Stock into which the Preferred Stock might have been converted at the close of business on the date fixed for the determination of shareholders entitled to receive such distribution, and (II) such number of shares of Common Stock into which the Preferred Stock may then be convertible, as adjusted from time to time pursuant to this Section (vi). If after the Separation Date (as such term is defined in the Rights Agreement) for the Rights of the Corporation, as presently constituted, converting holders of the Preferred Stock are not entitled to receive the Rights which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then adjustment of the Conversion Price shall be made under the preceding sentence as if the Rights were then being distributed to the holders of Common Stock. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event. However, the Corporation may elect to amend the provisions presently applicable to the Rights so that each share of Common Stock issuable upon conversion of the Preferred Stock, whether or not issued after the Separation Date for such Rights, will be accompanied by the Rights which would otherwise be attributable (but for the date of conversion) to such share of Common Stock in which event the previous two sentences would not apply.

                         (5)  The reclassification of Common Stock into
securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph (F) below applies) shall be deemed to involve (aa) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subparagraph (4) above), and (bb) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subparagraph
(3) above).

                              (6)  For the purpose of any computation under
subparagraphs (2) and (4) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days selected by the Board of Directors commencing no more than 20 trading days before and ending no later than the day before the day in question. The closing price for each day shall be the reported last sale price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the Corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the Corporation for such purpose.

                              (7)  No adjustment in the Conversion Price shall
be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason
                        --------  -------
of this subparagraph (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, provided, further, that at
                                                     --------  -------
the Original Issue Date an adjustment in the amount equal to the quotient of
(aa) any adjustment permitted pursuant to Section 6(G)(vii) of the Certificate of Amendment of the Certificate of Incorporation of NCB relating to the Series B Preferred Stock, but not made at or prior to the cancellation of the Series B Preferred Stock and
(bb) .96 (provided that in no event shall any such adjustment be greater than $0.27 per share), shall be carried forward and taken into account, together with any adjustments required by subparagraph (1), (2), (3) or (4) above, in any subsequent adjustment pursuant to this paragraph (E), and provided further, that
                                                          -------- -------
adjustment shall be required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of distribution to the holders of shares of Preferred Stock or Common Stock. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (1),
(2), (3), and (4) above, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                              (8)  Whenever the Conversion Price is adjusted as
herein provided, (aa) the Corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (bb) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Corporation to any Conversion Agent and mailed by the Corporation to each holder of shares of Preferred Stock at their last address as the same appears on the books of the Corporation.

                         (F)  In case of any consolidation of the Corporation
with, or merger of the Corporation into, any other entity (other than a merger or consolidation in which the Corporation is the continuing Corporation) or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another Corporation, the Conversion Price shall not be adjusted but each holder of a share of Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance or exchange had such share of Preferred Stock been converted immediately prior to such consolidation, merger, sale, conveyance or exchange. Provision shall be made in any such consolidation, merger, sale, conveyance or exchange for adjustments in the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section
(vi)(E). The above provisions
shall similarly apply to successive consolidations, mergers, sales, conveyances or exchanges.

                    For purposes of this Section (vi), "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of paragraph (F) above, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the Original Issue Date, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation.

                    In case:

                         (1)  the Corporation shall declare a dividend (or any
other distribution) on its Common Stock that would cause an adjustment to the Conversion Price of the Preferred Stock pursuant to the terms of subparagraph
(1) or subparagraph (4) of paragraph (E) above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph (7) of paragraph (E) above); or

                         (2)  the Corporation shall authorize the granting to
the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                         (3)  of any reclassification of the Common Stock of the
Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or conveyance of the property of the Corporation as an entirety or substantially as an entirety; or

                         (4)  of the voluntary or involuntary dissolution,
liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Preferred Stock at each such holder's last address as the same appears on the books of the Corporation, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (aa) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (bb) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) above.

                    The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any
        --------  -------
tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. The Corporation further covenants that, if necessary, it shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversion of shares of Preferred Stock are fully paid and non-assessable.

                    The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Preferred Stock is authorized in all respects.

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

                    Each share of Common Stock issued upon conversion of shares of Preferred Stock shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by the terms of the Rights Agreement as in effect at the time of such conversion. Notwithstanding anything else to the contrary in this Section (vi), except as expressly provided in paragraph (E)(4) hereof there shall not be any adjustment to the conversion privilege or Conversion Price as a result of (1) the distribution of separate certificates representing the Rights, (2) the occurrence of certain events entitling holders of Rights to receive, upon exercise thereof, Common Stock of the Company or capital stock of another corporation, or (3) the exercise of such Rights in accordance with the Rights Agreement. As used herein, "Rights" means the Preferred Stock purchase rights of the Corporation, the terms of which are set forth in the Rights Agreement or any similar rights issued pursuant to a similar agreement.

             (vii)  Liquidation.  In the event of any voluntary or involuntary
                    -----------
dissolution, liquidation or winding up of the Corporation (for the purposes of this Section (vii), a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Preferred Stock in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $25.00 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Preferred Stock.

                    If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Preferred Stock and any other stock of the Corporation ranking on a parity with the Preferred Stock upon Liquidation issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the

Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

                    The voluntary sale, conveyance, lease, exchange or transfer of the property of the Corporation as an entirety or substantially as an entirety, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this Section (vii) (unless in connection therewith the Liquidation of the Corporation is specifically approved).

                    The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section (vii) until such holder shall cause to be delivered to the Corporation (A) the certificate or certificates representing such shares of Preferred Stock and (B) transfer instrument or instruments satisfactory to the Corporation and sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

                    After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                    (viii)  Payments. The Corporation may provide funds for any
                            --------
payment of the redemption price for any shares of Preferred Stock or any amount distributable with respect to any Preferred Stock under Section (vii) hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000 and organized under the laws of the United States or any state thereof, in trust for the benefit of the holder of such shares of Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section (viii) under arrangements designated to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section (viii), provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section (viii) shall not have been satisfied within two years after the establishment of the trust for such funds, then (1) such funds shall be returned to the Corporation upon its request; (2) after such return, such funds shall be free of any trust which shall have been impressed upon them; (3) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (4) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

               Any payment which may be owed for the payment of the redemption price for any shares of the Preferred Stock pursuant to Section (v) or the payment of any amount distributable with respect to the shares of the Preferred Stock under Section (vii) shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (1) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (2) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the Corporation.

               (ix)  Status of Reacquired Shares. Shares of Preferred Stock
                     ---------------------------
issued and reacquired by the Corporation (including, without limitation, shares of Preferred Stock which have been redeemed pursuant to the terms of Section (v) hereof and shares of Preferred Stock which have been converted into shares of Common Stock) have the status of authorized and unissued shares of Class A Preferred Stock, par value $2.00 per share, undesignated as to series, subject to later issuance.

               (x)   Preemptive Rights. Holders of shares of Preferred Stock
                     -----------------
are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

               (xi)  Legal Holidays. In any case where any Dividend Payment
                     --------------
Date, redemption date or the last date on which a holder of Preferred Stock has the right to convert such holder's shares of Preferred Stock shall not be a Business Day (as defined below), then (notwithstanding any other provision of this Certificate of Amendment or of the Preferred Stock) payment of a dividend due or a redemption price or conversion of the shares of Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section (xi), "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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

          FIFTH: The Secretary of State of the State of New York is hereby designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is One Wall Street, New York, New York 10286, Attn: Legal Department, Head of Litigation.

          SIXTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

     IN WITNESS WHEREOF, the undersigned have signed this restated certificate of incorporation on May 8, 2001 and affirm the statements contained herein as true under the penalties of perjury.

                                   THE BANK OF NEW YORK COMPANY, INC.


                                   By     /s/ Thomas A. Renyi
                                     ------------------------------------
                                     Thomas A. Renyi
                                     Chairman and Chief Executive Officer

                                   By     /s/ Patricia A. Bicket
                                     ------------------------------------
                                     Patricia A. Bicket
                                     Assistant Secretary

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